Exhibit 21.1

List of Subsidiaries
Name of Subsidiary	Jurisdiction of Incorporation or Organization
Allegiant Air, LLC	Nevada, USA
Allegiant Vacations, LLC	Nevada, USA
AFH, Inc.	Nevada, USA
Allegiant Information Systems, Inc.	Nevada, USA
SFB Fueling, LLC*	Delaware, USA
Sunrise Asset Management, LLC	Nevada, USA
G4 Properties, LLC	Nevada, USA
Tee Snap, LLC	Nevada, USA
Game Plane, LLC	Nevada, USA
MR Brightside, LLC	Nevada, USA
GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 34 KG	Germany
GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 43 KG	Germany
GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 48 KG	Germany
GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 49 KG	Germany
GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 50 KG	Germany
GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 51 KG	Germany
GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 55 KG	Germany
GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 56 KG	Germany
GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 57 KG	Germany
GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 58 KG	Germany
GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 59 KG	Germany
GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 60 KG	Germany

*Entity with 50% ownership